SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     DUKE REALTY INVESTMENTS, INC.
----------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

                     DUKE REALTY INVESTMENTS, INC.
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)   Title of each class of securities to which transaction applies:
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      2)   Aggregate number of securities to which transaction applies:
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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------
     5)   Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
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     4)   Date Filed:
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
                     DUKE REALTY INVESTMENTS, INC.
                        8888 KEYSTONE CROSSING
                             SUITE 1200
                         INDIANAPOLIS, INDIANA
                           (317) 846-4700


                                             March 23, 1998
Dear Shareholder:

The directors and officers of Duke Realty Investments, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Thursday, April 23, 1998, at 10:00 a.m., at the Radisson Plaza Hotel, Keystone at the Crossing, Indianapolis, Indiana. We believe that both the shareholders and management of Duke Realty Investments, Inc. can gain much through participation at these meetings. Our objective is to make them as informative and interesting as possible.

The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE
ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE
BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided.

We look forward to seeing you on April 23.

                                  Sincerely,

                                  /S/ John W. Wynne
                                  -------------------
                                  John W. Wynne
                                  Chairman

                     DUKE REALTY INVESTMENTS, INC.
                        8888 KEYSTONE CROSSING
                              SUITE 1200
                         INDIANAPOLIS, INDIANA
                            (317) 846-4700

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD APRIL 23, 1998

     The annual meeting of the shareholders of Duke
Realty Investments, Inc. (the "Company") will be held at the Radisson Plaza Hotel, Keystone at the Crossing,
Indianapolis, Indiana on April 23, 1998, at 10:00 a.m.
EST, to consider and to take action on the following matters:

 1.   The election of four (4) Directors of the Company.

 2.   The amendment to the Amended and Restated
       Articles of Incorporation of the Company to increase the number of Directors authorized to be elected.

 3.   An amendment to the 1995 Key Employees' Stock
       Option Plan of Duke Realty Investments, Inc.
       authorizing the issuance of an additional
       2,500,000 shares of the Company's common stock under the plan.

 4.   An amendment to the 1995 Dividend Increase Unit
       Plan of Duke Realty Services Limited Partnership authorizing the issuance of an additional 200,000 shares of the Company's common stocke under the plan.

 5. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on March 3, 1998 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                   By order of the Board of Directors,


                                   /s/ John R. Gaskin
                                   ----------------------------------
                                      John R. Gaskin
                                      Vice President, General Counsel
                                         and Secretary

Indianapolis, Indiana
March 23, 1998


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                     DUKE REALTY INVESTMENTS, INC.
                        8888 KEYSTONE CROSSING
                            SUITE 1200
                        INDIANAPOLIS, INDIANA
                           (317) 846-4700

                        PROXY STATEMENT FOR THE
                     ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD APRIL 23, 1998

     The accompanying proxy is solicited by the Board of Directors of Duke Realty Investments, Inc. (the "Company") for use at the annual meeting of shareholders to be held
April 23, 1998 and any adjournments thereof. Only shareholders of record as of the close of business on March 3, 1998 will be entitled to vote at the annual meeting. The Company's principal executive offices are located at 8888 Keystone Crossing, Suite 1200,
Indianapolis, Indiana 46240. The approximate date of mailing of this proxy statement is March 23, 1998.

   When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted on the proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Each share of common stockoutstanding on the record date is entitled to one vote on each item submitted to the shareholders for their consideration.

     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The
Company does not expect that the solicitation will be made by specially engaged employees or paid solicitors.
Although the Company might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, facsimile, cable or personal interview. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

             INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                  COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARDS OF DIRECTORS OF THE COMPANY

   The Board of Directors of the Company met five times during the last fiscal year. The Board of Directors of the Company has an Asset Committee, an Audit Committee, an Executive
Compensation Committee, a Finance Committee and a
Nominating Committee.

 The function of the Asset Committee is to discuss, review and authorize business transactions that exceed established guidelines. The members of the Asset Committee are Messrs. Hefner, Feinsand, Peterson and Strauss and Ms. Cuneo. Mr. Strauss served as the Committee's chairman. The Committee met 12 times in 1997.

     The function of the Audit Committee is to evaluate audit performance, handle relations with the Company's independent auditors and evaluate policies and procedures related to internal accounting controls. The members of the Audit Committee are Messrs. Button, Feinsand, Lytle and Peterson and Ms. Cuneo. Mr. Feinsand served as the Committee's chairman. The Committee met 4 times during 1997.

     The function of the Executive Compensation Committee is to review and make recommendations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Company, to implement the Company's stock option and other employee benefit plans and to make recommendations to the Nominating Committee regarding individuals qualified to be nominated as unaffiliated directors. The members of the Executive
Compensation Committee are Messrs. Button, Lytle, Rogers and Strauss and Ms. Cuneo. Mr. Button served as the Committee's chairman. The Committee met 4 times during 1997.

     The function of the Finance Committee is to review, recommend and authorize certain debt financing and equity transactions. The members of the Finance Committee are Messrs. Baur, Button, Feinsand, Rogers, Staton, Strauss and Zink. Mr. Rogers served as the Committee's chairman.
The committee met 6 times during 1997.

     The function of the Nominating Committee is to nominate individuals to serve as directors. The Nominating
Committee is comprised of all of the unaffiliated directors, Messrs. Button, Feinsand, Lytle, Peterson,
Rogers and Strauss and Ms. Cuneo. The committee does not formally consider nominations by shareholders.
Mr. Button served as the Committee's chairman. The
Committee met once during 1997.

    In 1997, all directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members except for Mr. Wynne and Mr. Rogers, whose attendance rates were 71% and 73%, respectively. In addition, due to scheduling conflicts with a Presidential commission on which he serves, Mr. Lytle's attendance rate was less than 75% during 1997.

COMPENSATION OF DIRECTORS

    Each unaffiliated director receives 1,200 shares of Company Common Share as annual compensation. Unaffiliated directors also receive a fee of $2,500 for attendance at each meeting of the Board of Directors. In addition, the unaffiliated directors receive $500 for participation in each telephonic meeting of the Board and for participation in each committee meeting not held in conjunction with a regularly scheduled Board meeting. Officers of the Company who are also directors receive no additional compensation for their services as directors.

ELECTION OF DIRECTORS - PROPOSAL NO. 1

     Four Directors are to be elected. Geoffrey Button, John D. Peterson, Ngaire E. Cuneo and Darell E. Zink, Jr.
have been nominated for a term of three years and until their successors are elected and qualified. All nominees are members of the present Board of Directors. If, at the time of the 1998 annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The election of each director requires the affirmative vote of at least a majority of the common shares present in person or represented by proxy and entitled to vote for the election of directors. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION
OF THE FOLLOWING NOMINEES:

NOMINEES FOR ELECTION AS DIRECTORS AT 1998 ANNUAL MEETING
FOR TERMS EXPIRING IN 2001

                   NAME, AGE, PRINCIPAL OCCUPATION(S) AND       DIRECTOR
                   BUSINESS EXPERIENCE DURING PAST 5 YEARS      SINCE
                   ---------------------------------------      -------
GEOFFREY BUTTON, Age 49                                         1993
An independent real estate and financing consultant. Prior
to 1996, was executive Director of Wyndham Investments
Limited, a property holding company of Allied Domecq
Pension Funds. Director of Sector Communications, Inc.
NGAIRE E. CUNEO, Age 47                                         1995
Executive Vice President, Corporate Development, Conseco,
Inc., an owner, operator and provider of services to
companies in the financial
services industry. Director of Conseco, Inc. and Bankers
Life Holding Corporation.
JOHN D. PETERSON, Age 64                                        1986
Chairman of City Securities Corporation, a securities
brokerage firm. Director of Lilly Industries, Inc.
DARELL E. ZINK, JR., Age 51                                     1993
Executive Vice President, Chief Financial Officer and
Assistant Secretary of the Company.

CONTINUING DIRECTORS

The continuing directors listed in the table below will continue in office until expiration of their terms.

                    NAME, AGE, PRINCIPAL OCCUPATION(S) AND     DIRECTOR
                    BUSINESS EXPERIENCE DURING PAST 5 YEARS    SINCE
                    ----------------------------------------   --------
DIRECTORS WHOSE TERMS EXPIRE IN 1999
THOMAS L. HEFNER, Age 51                                        1993
President and Chief Executive Officer of the Company.
L. BEN LYTLE, Age 51                                            1996
Chairman, President and Chief Executive Officer of Anthem,
Inc., a national insurance and financial services firm.
Director of IPALCO Enterprises, Inc.
JOHN W. WYNNE, Age 65                                           1985
Chairman of the Board of the Company. Retired from Bose
McKinney & Evans, attorneys. Director of First Indiana
Corporation.
EDWARD T. BAUR, Age 51                                          1997
Vice President and General Manager of the Company. Prior
to joining the Company in 1997, Mr. Baur was the Chief
Executive Officer of Baur Properties.
DIRECTORS WHOSE TERMS EXPIRE IN 2000
HOWARD L. FEINSAND, Age 50                                      1988
Founder and Principal, Choir Capital Ltd., since 1996.
Managing Director, Citicorp North America, Inc., 1995-
1996; Senior Vice President and Manager, GE Capital
Aviation Services, Inc., an aircraft leasing company,
1994-1995; Senior Vice President of Polaris Aircraft
Leasing Corporation, 1989-1994.
JAMES E. ROGERS, Age 50                                         1994
Vice Chairman, President and Chief Executive Officer of
CINergy, a regional utility holding company, since
1994.  Prior  to   1994, Chairman, President  and
Chief Executive Officer of PSI Energy, Inc.,  Director of
CINergy Corp. and Fifth Third Bancorp.
DANIEL C. STATON, Age 45                                        1993
President of Walnut Capital Partners, an investment and
venture capital company, since 1997.  Executive Vice
President and Chief Operating Officer of the Company until
May, 1997. Director of Storage Trust Realty, Inc.
JAY J. STRAUSS, Age 62                                          1985
Chairman and Chief Executive Officer of Regent Realty
Group, Inc., a general real estate and mortgage banking firm.

          VOTING SECURITIES AND BENEFICIAL OWNERS

     The Company has one class of voting common stock outstanding of which 77,292,688 shares ("Common Shares") were outstanding as of the close of business on March 3, 1998. The following table shows, as of March 3, 1998, the number and percentage of Common Shares and interests
("Units") in Duke Realty Limited Partnership ("DRLP"), an affiliate of the Company, held by (i) all directors and nominees, (ii) each person known to the Company who beneficially owned more than five percent of the issued and outstanding
Common Shares, and (iii) certain executive officers. Each Unit is convertible into one Common Share at the option of the holder. The total number of Common Shares and Units (other than Units owned by the Company) outstanding as of the close of business on March 3, 1998 was 88,181,156.

                                                                   Effective
                    Amount and                        Percent of   Economic
                    Nature of           Percent of    All Common   Ownership of
 Beneficial         Beneficial          All Common    Shares       Executive
 Owner              Ownership           Shares (1)    /Units (2)   Officers(3)
-----------------   ---------------     ----------    -----------  ------------
Thomas L. Hefner     3,375,088  (4)        4.22%         3.82%      1,736,517
Darell E. Zink, Jr.  3,306,279  (5)        4.14%         3.75%      1,667,708
Daniel C. Staton     3,262,869  (6)        4.10%         3.70%      1,624,298
John W. Wynne        3,372,154  (7)        4.24%         3.82%      1,561,601
Edward T. Baur       1,477,835  (8)        1.88%         1.68%      1,044,030
Gary A. Burk         2,546,582  (9)        3.20%         2.88%        635,227
William E.
 Linville, III         110,550 (10)         (17)          (17)        110,550
Richard W. Horn        104,656 (11)         (17)          (17)        104,656
Dennis D. Oklak         79,045 (12)         (17)          (17)         79,045
Geoffrey Button          9,490              (17)          (17)            N/A
Ngaire E. Cuneo         11,600              (17)          (17)            N/A
Howard L. Feinsand       7,222              (17)          (17)            N/A
L. Ben Lytle             2,428              (17)          (17)            N/A
John D. Peterson        39,580 (13)         (17)          (17)            N/A
James E. Rogers          4,517              (17)          (17)            N/A
Jay J. Strauss           7,331 (14)         (17)          (17)            N/A
FMR Corp.(15)        8,766,150            11.36%        9.945%            N/A
LaSalle Group (16)   4,331,900             5.61%         4.91%            N/A
Directors and
 Executive
 Officers as a
 Group (20 persons)  9,300,783            11.22%        10.49%      9,256,353

(1) Assumes that the only Units exchanged for Common Shares are those owned by such beneficial owner.

(2)  Assumes exchange of all outstanding Units for Common Shares.

(3) Reflects Common Shares and Units held directly by executive officers and members of their family, as well as their proportionate economic interest in Common Shares and Units owned by various entities.

(4) Includes 603,071 Common Shares owned by Mr. Hefner and members of his family and stock options exercisable for 125,957 Common Shares. Also includes the following Units:
     (i) 579,506 Units owned directly by Mr. Hefner; and (ii)
     2,066,554 Units owned by DMI Partnership, a partnership in which Mr. Hefner owns a 20.71% beneficial interest.

(5) Includes 673,033 Common Shares owned by Mr. Zink and members of his family and stock options exercisable for 5,178 Common
     Shares. Also includes the following Units: (i) 561,514
     Units owned directly by Mr. Zink; and (ii) 2,066,554 Units owned by DMI Partnership, a partnership in which Mr. Zink owns a 20.71% beneficial interest.

(6) Includes 784,180 Common Shares owned by Mr. Staton and stock options exercisable for 13,157 Common Shares. Also includes the following Units: (i) 398,978 Units owned directly by Mr. Staton; and (ii) 2,066,554 Units owned by DMI Partnership, a partnership in which Mr. Staton owns a 20.71% beneficial interest.

(7) Includes: (i) 894,732 Common Shares owned by Mr. Wynne and members of his family; (ii) 171,982 Common Shares owned as trustee under the Phillip R. Duke Irrevocable Trust in which Mr. Wynne disclaims any beneficial interest and
     (iii) stock options exercisable for 28,200 Common Shares. Also includes the following Units: (i) 210,686 Units owned directly by Mr. Wynne; and (ii) 2,066,554
     Units owned by DMI Partnership, a partnership in which Mr. Wynne owns a 20.71% beneficial interest.

(8) Includes 3,660 Common Shares owned by Mr. Baur. Also includes the following Units: (i) 378,854 Units owned directly by Mr. Baur; and (ii) 1,095,321 Units owned by Lindbergh-Warson Properties, Inc., a corporation in which Mr. Baur owns a 60.4% beneficial interest.

(9) Includes: (i) 198,293 Common Shares owned by Mr. Burk and members of his family; and (ii) stock options exercisable for 125,957 Common Shares. Also includes the following Units:
     (i) 155,778 Units owned directly by Mr. Burk; and (ii)
     2,066,554 Units owned by DMI Partnership, a partnership in which Mr. Burk owns a 7.51% beneficial interest

(10) Includes 22,399 Common Shares owned by Mr. Linville and his family and stock options exercisable for 78,513 Common Shares. Also includes 9,638 Units beneficially owned by Mr. Linville under an agreement with a partnership owned by certain other executive officers.

(11) Includes 34,497 Common Shares owned by Mr. Horn and his spouse and stock options exercisable for 63,513 Common Shares.
     Also includes 6,646 Units beneficially owned by Mr. Horn under an agreement with a partnership owned by certain other executive officers.

(12) Includes 17,554 Common Shares owned by Mr. Oklak and stock options exercisable for 53,511 Common Shares. Also includes 7,980 Units beneficially owned by Mr. Oklak under an agreement with a partnership owned by certain other executive officers.

(13) Includes: (i) 15,898 Common Shares owned by Mr. Peterson and members of his family; (ii) 9,400 Common Shares owned by Mr. Peterson as Trustee for the Peterson Family GST
     Investment Share Trust; and (iii) 14,282 Common Shares owned for investment purposes by City Securities
     Corporation, a firm in which Mr. Peterson serves as Chairman of the Board and Chief Executive Officer.

(14) Includes 3,131 shares owned by Mr. Strauss and his spouse, and 4,200 shares held in a trust in which Mr. Strauss' family members are beneficiaries.

(15) Information about these Common Shares is based upon a
     Schedule 13G provided to the Company in February, 1998.
     The address of FMR Corp. is 82 Devonshire St., Boston MA 02109.

(16) Information about these Common Shares is based upon a
     Schedule 13G provided to the Company in February, 1998. The LaSalle Group consists of LaSalle Advisors Capital Management, Inc. and ABKB/LaSalle Securities Limited Partnership. The address of these entities is 200 East Randolph Street, Chicago, IL 60601.

(17) Represents less than 1% of the outstanding Common Shares.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Executive Compensation Philosophy

   The primary objectives of the Executive Compensation Committee
(the "Committee") of the Board of Directors in determining total compensation of the Company's executive officers are
(i) to enable the Company to attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities and which provide for moderate fixed costs and leveraged incentive opportunities, and (ii) to align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by meeting pay-for-performance standards designed to increase long-term shareholder value. In order to accomplish these objectives, the Committee adopted in 1995 an executive compensation program which provides (i) annual base salaries at or near the market median, (ii) annual incentive opportunities which reward the executives for achieving or surpassing performance goals which represent industry norms of excellence, and (iii) long-term incentive opportunities which are directly related to increasing shareholder value.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of nonperformance based compensation in excess of $1 million paid to certain executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company's long-term incentive plans have been designed to comply with the performance-based requirements of Section 162(m).


BASE SALARIES AND ANNUAL CASH INCENTIVES

     The range of base salaries for the executive officers of the Company is established after a review by the Committee of the salaries paid to executive officers of a comparison group of other publicly traded real estate investment trusts. Other subjective factors are considered such as the individual's experience and performance.

     An annual cash incentive range is established for each executive officer at the beginning of the year. The actual annual cash incentive paid to the executives is determined based on his or her ability to impact measurable results. The amount of each executive's annual award is based on a combination of three performance factors: (i) overall corporate performance; (ii) business segment or departmental performance; and (iii) individual performance. The relative importance of each of the performance factors in determining annual cash incentives differs for each executive position with the performance factor for the most senior executives being based more heavily on overall corporate performance and the performance factor for the officers in-charge of business segments or departments being based on more heavily on the performance of their segment or department. The overall corporate performance factor is based on a three-tier measurement system consisting of Funds from Operations Growth Per Common
Share, Return on Shareholders' Equity and Return on Real
Estate Investments. The business segment performance is based on certain financial measurements, including the volume and yield of new acquisitions and developments, performance of the in-service property portfolio, and the business segment's operating income contribution to the Company. The amount of the targeted annual cash incentives paid is based on the perceived level of attainment of each of the measurements by the Committee.

LONG-TERM INCENTIVE OPPORTUNITIES

     The amount of long-term incentive awarded to executives on an annual basis is determined at the discretion of the Committee but is tied to overall corporate and business segment performance. The longterm incentive opportunities consist of approximately two-thirds Stock Options ("Options") and Dividend Increase
Units ("DIUs") and one-third Shareholder Value Grants.
                           - 7 -

Stock Option and Dividend Increase Unit Plans:
---------------------------------------------
     The objectives of the Stock Option and Dividend Increase Unit Plans are to provide executive officers with long-term incentive opportunities aligned with the shareholder benefits of an increased Common Share value and increased annual dividends. The number of Options and DIUs issued to each executive annually is set by the Committee based on the goal of providing approximately two-thirds of the total annual long-term incentive award through these plans. The Options and DIUs are for terms of no more than ten years. In 1997, after a review of the stock option vesting policies of a comparison group of other publicly traded real estate investment trusts, the Committee determined that the Company's vesting schedule was not competitive and changed the vesting schedule of the Stock
Option and Dividend Increase Unit Plans to 20 percent per year over a five year period. The Options may not be issued for less than the fair market value of the Company's Common Shares at the date of grant. The value of each DIU at the date of exercise will be determined by calculating the percentage of the Company's annualized dividend per share to the market value of one Common Share
(the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. A DIU may be exercised by a participant only to the extent that such participant has exercised an Option to purchase a Common Share of the Company under an Option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU.

Shareholder Value Plan:
----------------------
     The objective of the Shareholder Value Plan is to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The annual Shareholder Value Plan amount for each executive is set by the Committee with the goal of providing approximately one-third of the total long-term incentive award through this plan. The award vests entirely three years after the date of grant and the amount paid is based on the Company's total shareholder return for such three year period as compared to independent market indices. The independent market indices used for comparison are the S&P 500 Index and the NAREIT Equity REIT Total Return Index. The amount of the award payable may range from zero percent if both of the rankings of the comparable returns are less than the 50th percentile of both of the indices to 300 percent if the rankings of both of the comparable returns are in the 90th percentile or higher of both of the indices, with 100 percent of the award being payable at the 60th percentile.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation awarded to Mr. Hefner in 1997 consisted primarily of an annual base salary, an annual cash incentive award, and grants under the Company's long-term incentive plans. The total compensation paid to Mr.
Hefner has historically resulted in total compensation which is below the comparable market median but is considered appropriate in light of Mr. Hefner's substantial equity interest in the Company and his stock options held.

Base Salary:
------------
     The Committee intends to gradually increase Mr.
Hefner's base salary with the intent that, by 1999, his base salary will be equal to 90 percent of the market median of a comparison group of thirteen other publicly traded real estate investment trusts. Mr. Hefner's annual base salary for 1997 was $175,000.

Annual Cash Incentive:
----------------------
     Under the Committee's executive compensation plan, Mr. Hefner is eligible for a targeted annual cash incentive bonus. The amount of Mr. Hefner's annual cash incentive bonus is determined solely upon overall corporate performance which is based on a three-tier measurement system consisting of Funds from Operations
Growth Per Common Share, Return on Shareholders' Equity and Return on Real Estate Investments as compared to pre-determined target criteria established by the Committee. The amount of the targeted annual cash incentives paid is based on the level of attainment of each of the measurements as compared to the pre-determined standards. For 1997, the Company's FFO Growth was 18.38% per Common Share, its
Return on Shareholders' Equity was 11.31% and its Return on Real Estate Investments was 9.72%. Based on this performance, Mr. Hefner received an Annual Cash Incentive award of $200,000 for 1997.

Long-Term Incentive Opportunity Award:
-------------------------------------
     Mr. Hefner is also eligible for a targeted long-term incentive award with a value equal to a percentage of his annual base salary. The long-term incentive opportunity award granted to Mr. Hefner in 1997 consisted of i) the grant of an option to purchase 13,010 Common Shares at a price of $19.4375 per share, ii) the grant of 13,010 DIUs with a Dividend Yield of 5.25%, and iii) the award of a targeted amount of $36,667 under the Shareholder Value Plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In January, 1998, the Executive Compensation Committee of the Board of Directors approved the adoption of severance agreements for Messrs. Burk, Linville, Horn and Oklak.
These agreements will provide for the payment of severance amounts to the executives if, within one year of a change in control of the Company, employment is terminated by the Company other than "for cause" or if the executive voluntarily terminates employment because of a reduction in the executive's pay or his forced relocation. The severance payment amounts will equal two times the sum of the compensation awarded to such terminated executive for the calendar year preceding the date of termination. The Company intends to execute definitive documentation regarding the severance agreements during the second quarter of 1998.

                  COMPENSATION COMMITTEE
                  Geoffrey Button, Chair
                     Ngaire E. Cuneo
                     James E. Rogers
                      Jay J. Strauss
                       L. Ben Lytle

                    PERFORMANCE GRAPH

     The following graph compares, over the last five years, the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the S&P 500 Index, and the cumulative total return of the NAREIT Equity REIT Total Return Index.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   COMPANY COMMON SHARE, S&P 500 INDEX,
               AND NAREIT EQUITY REIT TOTAL RETURN INDEX *

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    THE COMPANY        NAREIT        S&P
                    -----------        ------        ---
DEC. 1992              100.00           100.00       100.00
DEC. 1993              152.79           119.65       109.99
DEC. 1994              208.59           123.45       111.43
DEC. 1995              247.96           142.30       153.13
DEC. 1996              323.70           192.48       188.29
DEC. 1997              429.92           231.47       251.13


              DEC. 92  DEC. 93   DEC. 94   DEC. 95   DEC. 96   DEC. 97
              -------  -------   -------   -------   -------   -------
The Company   100.00   152.79    208.59    247.96    323.70    429.92
NAREIT        100.00   119.65    123.45    142.30    192.48    231.47
S&P           100.00   109.99    111.43    153.13    188.29    251.13

* Assumes that the value of the investment in the Company's Common Share and each index was $100 on December 31, 1992 and that all dividends were reinvested.

                  COMPENSATION OF EXECUTIVE OFFICERS

                      Summary Compensation Table

     The following table sets forth the compensation awarded, earned by, or paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers (the
"Named Executive Officers") during the last three fiscal years.


                                                      Long-Term
                                                      Compensation
                           Annual Compensation        Awards
                           -------------------        -----------
                                                      Securities        (1)
  Name and Principal                                  Underlying     All Other
     Position          Year  Salary ($)   Bonus ($)   Options (#)  Compensation
  -----------------    ----  ----------   ---------   -----------  ------------
Thomas L. Hefner       1997  $175,000    $200,000      13,010       $3,200
President and          1996   165,000     100,000      12,880        3,000
Chief Executive
Officer                1995   150,000      60,000      13,512        2,900

Richard W. Horn        1997  $132,700    $300,000      44,192       $3,200
Executive Vice
President              1996   120,000     200,000      17,174        3,000
Office                 1995   105,000     100,000      33,016        3,000

William E.
 Linville, III         1997  $132,700    $275,000      44,192       $3,200
Executive Vice
President              1996   120,000     225,000      17,174        3,000
Industrial             1995   110,000     120,000      58,016        3,000

Darell E. Zink, Jr.    1997  $150,000    $150,000      13,010       $3,200
Executive Vice
President and          1996   150,000      75,000      12,880        3,000
Chief Financial
Officer                1995   150,000      60,000      13,512        2,900

Gary A. Burk           1997  $150,000    $150,000      13,010       $3,200
President              1995   150,000      75,000      12,880        3,000
Construction Services  1995   150,000      60,000      13,512        2,900

Dennis D. Oklak        1997  $150,000    $150,000       7,096       $3,200
Executive Vice
President, Treasurer,  1996   140,000      85,000       7,872        3,000
and Chief
Administrative Officer 1995   129,231      50,000      20,856        3,000



(1) Represents allocable contributions by the Company for the account of the Named Executive Officer to the Company's Profit Sharing and Salary Deferral Plan.

                STOCK OPTION GRANTS IN 1997

      The following table sets forth certain information for the Named Executive Officers relating to stock option grants during 1997 under the Company's 1995 Stock Option
Plan.


                                Individual Grants
                                -----------------
             Number of  % of                                Potential Realizable
             Securities Total                               Value at Assumed
             Underlying Options     Exercise                Annual Rate of
             to         Granted     Price per               Stock Price
             Options    Employees   Share      Expiration   Appreciation for
Name         Granted    in 1997     ($/Share)     Date      Option Term (1)
                                                            -------------------
                                                                5%       10%
----         ---------- ---------   ---------  ----------   --------- --------
Thomas L.
 Hefner      13,010      3.76%      $19.4375   1/29/07      $159,036  $  403,029
Richard W.
 Horn        14,112      4.10%       19.4375   1/29/07       173,485     439,645
             30,000      8.67%       21.5625   7/23/07       406,816   1,030,952
William E.
 Linville,
 III         14,112      4.10%       19.4375   1/29/07       173,485     439,645
             30,000      8.67%       21.5625   7/23/07       406,816   1,030,952
Darell E.
 Zink, Jr.   13,010      3.76%       19.4375   1/29/07       159,036     403,029
Gary A. Burk 13,010      3.76%       19.4375   1/29/07       159,036     403,029
Dennis D.
 Oklak        7,096      2.05%       19.4375   1/29/07        86,742     219,823

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price.
For the options expiring on January 29, 2007, the Company's per share stock price would be $31.66 and $50.42 if increased 5% and 10%, respectively, compounded annually over the 10-year option term. For the options expiring on July 23, 2007, the Company's per share stock price would be $35.12 and $55.93 if increased 5% and 10%, respectively, compounded annually over the 10-year option term.

     The following table presents certain information for the Named Executive Officers relating to the exercise of stock options during 1997 and, in addition, information relating to the valuation of unexercised stock options.

           AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES

                         Number of Securities Underlying    Value of Unexercised
                Shares   Unexercised Options at 12/3/197    In-the-Money Options
               Acquired              -------------------    at 12/31/97 (1)
                  On     Value       Exercis-   Unexercis-  --------------------
               Exercise  Realized    able       able        Exer'ble  Unexer'ble
  Name            (#)      ($)        (#)         (#)          ($)       ($)
-------------- --------  --------    --------   ---------   --------  ----------
Thomas L.
 Hefner          0         0          120,779     59,623    $1,465,281  $568,423
Richard W.
 Horn            0         0           54,240     87,142       625,695   576,172
William E.
 Linville,III    0         0           64,240    102,142       738,820   745,860
Darell E.
 Zink, Jr.       0         0          120,779     59,623     1,465,281   568,423
Gary A. Burk     0         0          120,779     59,623     1,465,281   568,423
Dennis D.
 Oklak           0         0           47,518     35,306       567,011   335,241

(1)  Based  on  the  closing price of the Company's Common
     Shares  on December 31, 1997 of $24.25.

    LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR


                                                        Estimated Future Payouts
                                                        Under Non-Stock
                                                        Priced-Based-Plans
                     Number of      Performance      ------------------
                     Shares,        Period
                     DIUs, or       Until
     Name            Other Rights   Payout      Threshold   Target    Maximum
-------------------  -------------  ----------  ---------   ------    ------
Thomas L. Hefner
Dividend Increase
 Unit Plan (1)       13,010  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $36,667    $110,000
Richard W. Horn
Dividend Increase
 Unit Plan (1)       44,192  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $40,000    $120,000
William E.
 Linville, III
Dividend Increase
 Unit Plan (1)       44,192  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $40,000    $120,000
Darell E. Zink, Jr.
Dividend Increase
 Unit Plan (1)       13,010  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $36,667    $110,000
Gary A. Burk
Dividend Increase
 Unit Plan (1)       13,010  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $36,667    $110,000
Dennis D. Oklak
Dividend Increase
 Unit Plan (1)        7,096  DIUs      N/A          N/A         N/A         N/A
Shareholder Value
 Plan (2)                     N/A    3 Yrs.          $0     $20,000    $ 80,000

(1) Under the 1995 Dividend Increase Unit Plan, DIUs are granted to key employees. DIUs vest over a five-year period at 20% per year. A participant may exercise DIUs only to the extent that such participant has purchased a Company Common Share pursuant to an option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU. The value of each DIU at the date of exercise is determined by calculating the Dividend Yield at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. DIUs not exercised within 10 years of the date of grant are forfeited. Distribution of a participant's benefits under the 1995 Dividend Increase Unit Plan will be made in a single lump sum payment in the form of the Company's
Common Shares. The "In-the-Money" value of vested DIUs at
December 31, 1997 for these executives was $27,869 for Messrs. Hefner, Zink and Burk, $37,160 for Messrs. Horn and Linville, and $13,730 for Mr. Oklak.
(2) Under the 1995 Shareholder Value Plan, awards are granted in specified dollar amounts to selected key employees. The specified award is payable to the participant on the third anniversary of the grant of the award. The payment of the bonus award amount will be adjusted based upon the Company's cumulative total shareholder return for the three year period beginning on the date of grant as compared to the cumulative total return for the S&P 500
Index and the NAREIT Equity REIT Total Return Index (the
"Indices") for the same period. The Company's cumulative total shareholder return is calculated by determining the average per share closing price of the Company's Common
Shares for the 30 day period preceding the end of the three year period increased by an amount that would be realized if all cash dividends paid during the three year period were reinvested in Common Shares of the Company and comparing this amount to the average per share closing price of the Company's Common Shares for the 30 day period preceding the date of grant. The payment of one-half of the bonus award is adjusted based upon the percentile ranking of the Company's cumulative total shareholder return as compared to each of the Indices for the same period. The payment adjustment may range from zero percent if both of the rankings of the comparable returns are less than the 50th percentile of both of the Indices to 300 percent if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile. Distribution of a participant's adjusted bonus award at the end of the three-year period after the date of grant will be made one-half in cash and one-half in the form of Common Shares of the Company. The amount of the awards payable to these executives on December 31, 1997 was $53,460 for Messrs.
Hefner, Zink, and Burk, $71,280 for Messrs. Linville and
Horn, and  $23,166 for Mr. Oklak.
                          - 13 -

                           CERTAIN TRANSACTIONS
     A wholly owned subsidiary of the Company is the sole general partner of Duke Realty Services Limited Partnership (the
"Services Partnership"), which is in turn the sole general partner of Duke Construction Limited Partnership (the
"Construction Partnership"). The operations of these entities are included in the consolidated financial statements of the Company. The Services Partnership provides third-party property management, leasing, construction management and development services and the Construction Partnership provides thirdparty construction services. Certain of the executive officers own limited partnership interests in these entities. Thomas L. Hefner, Daniel C. Staton, Darell E. Zink, Jr., John W. Wynne, Gary
A. Burk and David R. Mennel, all of whom are officers or Directors of the Company, control DMI Partnership ("DMI"), which owns ninety percent of the capital interests of the Services Partnership and a profit's interest which varies from ten percent to ninety percent. The share of net income of the Services Partnership allocated to DMI in 1997 was $1,186,019. DMI's share of net income from the Services Partnership is included in minority interest in the Company's financial statements. The Company has an option to acquire DMI's interest in the Services
Partnership in exchange for 833,334 Units. DMI also indirectly owns a ninety-five percent limited partnership interest in the Construction Partnership, which the Company has the option to purchase for $1,000. The
Construction Partnership has a deficit cumulative capital balance; thus there was no allocation of net income to any of the partners of the Construction Partnership, including
DMI.

     The Services Partnership and the Construction
Partnership provide property management, leasing, construction and other tenant related services to properties in which Messrs. Hefner, Staton, Zink, Wynne,
Burk and Mennel have ownership interests. The Company has an option to acquire these executive officers' interests in these properties (the "Option Properties"). In 1997, the Services Partnership and the Construction Partnership received fees of $3,313,822 for services provided to the Option Properties. The fees charged by the Services
Partnership and the Construction Partnership for such services are equivalent to those charged to other third-party owners for similar services except for one property.
Pursuant to an agreement with this property's lender, the payment of 75% of the fees is deferred and is payable only from excess sale or refinancing proceeds. The Company agreed to this deferral in order to retain certain contracts for services provided to other properties owned by the lender. In 1997, $223,908 of such fees were deferred.

     The Company also leased operating facilities in certain of the Option Properties. In 1997, the aggregate rent under such leases was approximately $69,783. The rental amount paid is comparable to similar space in the area.

     DRLP has a $20.0 million loan to the Services
Partnership, which requires interest only payments at 12% through September, 2003. The loan then amortizes over a 15-year period with interest at 12% until final maturity in September, 2018. The loan is guaranteed by an entity owned indirectly by Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel.

     Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel as well as Edward T. Baur, a member of the Board of Directors, have personal guarantees for $73.6 million of the Company's debt. DRLP has indemnified them from any liability with respect to such debt.

     The Company contracts with Steel Frame Erectors, Inc.
("SFE"), an entity owned by Messrs. Hefner, Staton, Zink,
Wynne, Burk and Mennel, for certain construction-related services. During 1997, the total costs under these contracts for Company related projects were $1,360,728.
The constructions fees earned by SFE on company related projects were $75,723.

     The Company contracted with an affiliates of Conseco, Inc. during 1997 for certain construction and insurance related services. Ms. Cuneo, a director of the Company, is an Executive Vice President and director of Conseco, Inc.
In 1997, the Company received $1,037,175 in construction related fees from a Conseco, Inc. affiliate and paid a Conseco, Inc. affiliate $1,000,961 in insurance premiums.

     In 1997, the Company constructed a 78,000 square foot office building, which was entirely leased to an affiliate of Anthem, Inc. for a 10-year period. Mr. Lytle, a director of the Company, is Chairman, President and Chief Executive
Officer of Anthem, Inc. The lease commenced in October,
1997. The lease rate is comparable to similar space in the area.
                         -    14 -

     On March 1, 1997, Park 100 Investors, Inc. ("Park
100") was merged into the Company. The only assets of Park 100 at the time of the merger were 773,256 Units of Duke Realty Limited Partnership. As a result of the merger, the shareholders of Park 100 received 773,256
Common Shares of the Company. Immediately prior to the merger, Mr. Wynne, Mr. Hefner and Mr. Zink owned 32%, 12% and 2%, respectively, of the stock of Park 100.

     On October 1, 1997, certain individuals and entities collectively known as the Baur Group contributed substantially all their assets to Duke Realty Limited
Partnership in return for 1,925,337 Units of Duke Realty
Limited Partnership with a value of $40.8 million, $20 million of cash and the assumption of $79 million in indebtedness. The contributed assets consisted primarily of 8 suburban office properties, 3 industrial properties and 36 acres of undeveloped land located in St. Louis, Missouri. Mr. Baur was the controlling owner and chief executive officer of the Baur Group. Following the acquisition of these properties, the Company employed Mr. Baur as Vice President and General Manager of its St. Louis office. On
October 22, 1997, Mr. Baur was elected to the Company's Board of Directors.

   APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION - PROPOSAL NO. 2

     The Board of Directors has adopted an amendment to the Amended and Resated Articles of Incorporation of the Company to increase the number of Directors authorized to be elected from twelve (12) to fifteen (15). The Board has no current plans to increase the number of directors. However, the Board believes that the increase in the number of authorized Directors will provide the Company with needed flexibility in the event it is desirable to further enhance the quality and diversity of the Board or to add directors in connection with the acquisition of another company or a large portfolio of properties.

    The first sentence of Section 7.01 of the Amended and Restated Articles of Incorporation, as currently on file with the Indiana Secretary of State, currently provides that there shall be no fewer than five (5) nor more than twelve (12)
Directors. The amendment to the Articles would replace the first sentence of Section 7.01 with the following sentence:

     "There shall be no fewer than five (5) nor more than fifteen (15) directors."

The amendment to the Articles of Incorporation increasing the number of authorized directors requires an affirmative vote of a majority of the shares outstanding and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
AMENDMENT TO THE ARTICLES OF INCORPORATION BE APPROVED, AND
THEREFORE RECOMMENDS  A VOTE FOR THIS PROPOSAL.

   APPROVAL OF AMENDMENT TO 1995 KEY EMPLOYEES' STOCK OPTION
   PLAN OF DUKE REALTY INVESTMENTS, INC. - PROPOSAL NO. 3

     The Board of Directors has adopted an amendment to the 1995 Key Employees Stock Option Plan of Duke Realty Investments, Inc.
(the "1995 Stock Option Plan") and is recommending the amendment to shareholders for approval. The amendment would increase the number of Common Shares available for issuance under the 1995 Stock Option Plan. If approved by the stockholders, the number of Common Shares available for issuance would increase by 2,500,000.

     The Board of Directors believes that stock options and other performance based awards play an important role in the success of the Company. The Company must be able make stock option grants in order to attract, motivate and retain the caliber of officers and other key employees necessary to the Company's future growth and success. The amendment is necessary to provide for an adequate number of Common Shares available for grant under the 1995 Stock Option Plan.
                           - 15 -

     The Company has not requested an increase in the number of Common Shares to be issued under its stock option plans since 1993. Since that time, the Company's assets and the number of key employees of the Company have grown substantially.

     The Board of Directors believes that adding more Common
Share to the 1995 Stock Option Plan will help the Company to achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies, and by continuing to align the Company's long-term compensation programs with shareholder interests. Accordingly, the Board of Directors has voted, subject to stockholder approval, to increase the number of Common Shares available under the 1995 Stock Option Plan.

     The 1995 Stock Option Plan was adopted by the Board of Directors in 1995 and approved by the shareholders in April, 1996 as a successor to the Duke Realty Services Limited Partnership 1993 Stock Option Plan (the "1993 Plan"). The adoption of the 1995 Stock Option Plan did not result in an increase in the number of shares otherwise issuable under the 1993 Plan. Upon approval of the 1995 Stock Option Plan by the shareholders, no further grants were permitted under the 1993 Plan. Prior to approval of this amendment by the shareholders, 2,630,000 shares are issuable under the 1995 and 1993 plans. As of March 3, 1998, options to purchase 445,828 Common Shares were exercised under the plans, and options to purchase 1,802,921 Common Shares were outstanding under the plans. In addition, in January, 1998, the Executive Compensation Committee granted options to purchase an additional 428,396 shares of Common Share under the 1995 Stock Option Plan, the exercise of which are subject to the approval of additional authorized shares by the shareholders.

     The amendment to the 1995 Stock Option Plan and the 1995 Dividend Increase Unit Plan (discussed below) each require an affirmative vote of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting. For these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AMENDMENT TO
THE 1995 STOCK OPTION PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

MATERIAL FEATURES OF THE 1995 STOCK OPTION PLAN

     If the amendment to the 1995 Stock Option Plan for an additional 2,500,000 shares is approved by the shareholders, the Committee will be authorized to grant options to purchase up to 3,616,800 Common Shares under the plan (1). As of March 3, 1998, options to purchase 1,185,855 Common Shares have been granted by the Company (including 428,396 options that may only be exercised upon the approval of an increase in the number of shares by the shareholders). On March 3, 1998, the market value of the 3,616,800 shares that may be awarded under the 1995 Stock Option Plan was $82,282,200.

     The 1995 Stock Option Plan provides for the granting of incentive stock options ("ISOs") (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options ("NSOs"). The plan provides for the granting of options to key employees. Key employees includes officers and other employees of the Company and its affiliates as determined by the Committee. There are currently 85 employees participating in the plan.

     Options may be granted under the 1995 Stock Option Plan
for a period of ten years commencing October 1, 1995. The
1995 Stock Option Plan will expire on September 30, 2005
except as to outstanding options, which options shall remain in effect until they have been exercised or terminated or
have expired. Annual grants of more than 50,000 options to
any one officer or key employee are not permitted under the
plan.
--------
(1) The Committee is also authorized to issue up to an additional 800,000 shares under the 1995 Stock Option Plan to the extent that any options granted under the 1993 Plan are terminated due to lapse or forfeiture. As of March 3, 1998, 21,640 options under the 1993 Plan have been terminated. Management believes it is unlikely that there will be a significant increase in the number of 1993 Plan options that will be terminated.
                          - 16 -

    The term of each option, the date an option becomes exercisable and the option price will be determined by the Committee except that the term of an option may not exceed ten years and the option price may not be less than the fair market value of the Common Shares on the date the option is granted. In the case of ISO's granted to holders of more than 10% of the total voting power of the Company's Common
Shares, the term of the option may not exceed 5 years and the option price may not be less than 110% of the fair market value of the stock at the date of grant. Payment of the exercise price may be made in cash, or at the discretion of the Committee, in the form of Common Shares of the Company or a combination of cash and stock.

     If an optionee's employment terminates for any reason other than cause (as defined) or his total disability (as defined) or death, any outstanding options which were exercisable on his date of termination will terminate 90 days after the optionee's employment terminates. If an optionee is terminated for cause, all outstanding options will terminate on the date his employment terminates. If an optionee's employment terminates because of death or total disability, all outstanding options remain exercisable for a period of one year from the date of termination of employment. In the event of the death, total disability or retirement (on or after attaining age 65) of the optionee or a change in control of the Company (as defined), all outstanding options become immediately exercisable.

    In any calendar year no participant under the 1995 Stock Option Plan may be granted ISOs to the extent that the aggregate exercise price of such ISOs (determined at the date the ISOs are granted) that are exercisable for the first time in any calendar year by such participant exceeds $100,000.

     The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the 1995 Stock Option Plan except for any such alterations which would (i) increase the aggregate number of shares subject to options under the 1995 Stock Option Plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) decrease the minimum option price;
(iii) permit any Committee member to become eligible to receive grants of options under the 1995 Stock Option
Plan; (iv) withdraw administration of the 1995 Stock
Option Plan from the Committee or the Board of Directors;
(v) extend the term of the 1995 Stock Option Plan or the maximum period during which any option may be exercised;
(vi) change the manner of determining the option price; or
(vii) change the class of individuals eligible for options under the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 STOCK OPTION PLAN

    The 1995 Stock Option Plan provides for the issuance of options qualified as ISOs within the meaning of Section 422 of the Internal Revenue Code and NSOs. The federal income tax consequences to the Company and to the optionee arising from the grant and exercise of the option and the subsequent sale of the Common Shares are significantly different for the two types of options.

     In the case of ISOs, the optionee recognizes no income and no compensation expense deduction is allowable to the Company or its subsidiaries at the time of either the grant or exercise of the option. However, any difference between the option price and the fair market value of the shares on the date of exercise constitutes an alternative minimum tax adjustment for the optionee. If the shares acquired through an ISO are (i) held for at least two years from the date the option is granted and at least one year from the date the option is exercised and (ii) the optionee was an employee at all times from the date the ISO was granted until the day three months before the ISO is exercised, any gain realized by the optionee on the subsequent sale of the shares will be treated as long-term capital gain for federal income tax purposes and no compensation expense deduction will be allowable to the Company or its subsidiaries. A sale of such shares by the optionee at a gain prior to meeting these holding period requirements will result in the recognition of ordinary income by the optionee and a corresponding compensation expense deduction to the Company or its subsidiaries.

     In the case of NSOs, the optionee recognizes no income and no deduction is allowable to the Company or its subsidiaries at the time the option is granted. At the time an NSO is exercised, the optionee will recognize ordinary income, in the form of compensation, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the excess of the fair market value of the shares on the date the NSO is exercised over the exercise price of the shares.
                          - 17 -

The fair market value of the stock at the time of exercise is the basis for the determination of capital gain or loss upon the optionee's subsequent disposition of the shares.


 APPROVAL OF AMENDMENT TO 1995 DIVIDEND INCREASE UNIT PLAN OF DUKE REALTY
             SERVICES LIMITED PARTNERSHIP  - PROPOSAL NO. 4

    The Board of Directors has adopted an amendment to the 1995
Dividend Increase Unit Plan of Duke Realty Services
Limited Partnership (the "1995 Dividend Increase Unit
Plan") and is recommending the amendment to stockholders for approval. The amendment would increase the number of Common Shares available for issuance under the 1995
Dividend Increase Unit Plan. If approved by the stockholders, the number of Common Shares available for issuance would increase by 200,000 shares.

     The purpose of the 1995 Dividend Increase Unit Plan is to motivate key employees of the Company to maximize the dividend paying capacity of the Company. Each grant
(a "DIU") made under the 1995 Dividend Increase Unit Plan is exercisable by the recipient over a 10year period following the date of grant. The value of each DIU at the date of exercise is determined by calculating the dividend yield on the Common Shares at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such dividend yield. The value of each DIU on the date of exercise is payable in Common Shares.

     The 1995 Dividend Increase Unit Plan was approved by the shareholders at the April, 1996 Annual Meeting. The original number of shares authorized for issuance under the 1995 Dividend Increase Unit Plan was 200,000.

     As noted above, the Board of Directors believes that performance based awards play an important role in the success of the Company. The amendment is necessary to provide for an adequate number of Common Shares available for grant under the 1995 Dividend Increase Unit Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AMENDMENT TO
THE 1995 DIVIDEND INCREASE UNIT PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

MATERIAL FEATURES OF THE 1995 DIVIDEND INCREASE UNIT PLAN

     Under the 1995 Dividend Increase Unit Plan, the
Committee may grant one or more DIUs to key employees of the Services Partnership. There are currently 85 employees participating in the plan. If the amendment to the 1995
Dividend Increase Unit Plan is approved by the shareholders, the Committee will be authorized to issue up to 400,000 Common Shares under the plan. As of March 3,
1998, the market value of the 400,000 shares that may be issued under the 1995 Dividend Increase Unit Plan was
$9,100,000.

     The value of each DIU at the date of exercise will be determined by calculating the dividend yield on the Company's Common Shares (the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercises by such Dividend Yield. A DIU may be exercised by a participant only to the extent that such participant has purchased a Common Share of the Company pursuant to the exercise of an option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU. The term of each DIU and the date the DIUs become exercisable shall be determined by the Committee except that the term of a DIU may not exceed ten years.

     During a participant's lifetime, his DIUs are nontransferable and may be exercised only by him. If a participant's employment terminates for any reason other than cause (as defined) or his total disability (as defined) or death, any outstanding DIUs will terminate 90 days after the participant's employment terminates. If a participant is terminated for cause, all outstanding DIUs will terminate on the date his employment terminates. If a participant's employment terminates because of death or total disability, all outstanding DIUs remain exercisable for a period of one year from the date of
                          - 18 -
termination of employment. In the event of death, total disability or retirement (on or after attaining age 65) of the participant or a change in control of the Company (as defined), all outstanding DIUs become immediately exercisable.

     Distribution of a participant's benefit under the 1995 Dividend Increase Unit Plan will be made in a single lump sum payment in the form of Common Shares of the Company. The number of shares to be issued will be based on the fair market value of the Company's Common Shares at the time of exercise. In the event of a change of control of the Company, each participant will be entitled to receive, within 90 days of the date of change in control, a lump sum payment in cash equal to the value of his Units at the date of change of control.

     The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the 1995 Dividend Increase
Unit Plan except for any such alterations which would (i) increase the aggregate number of shares which could be issued under the 1995 Dividend Increase Unit Plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) permit any Committee member to become eligible to receive grants under the 1995
Dividend Increase Unit Plan; (iii) withdraw administration of the 1995 Dividend Increase Unit Plan from the Committee or the Board of Directors; (iv) extend the term of the 1995 Dividend
Increase Unit Plan or the maximum period during which any DIU may be exercised; (v) change the manner of determining the value of a DIU; or
(vi) change the class of individuals eligible for options under the 1995 Dividend Increase Unit Plan.

FEDERAL INCOME TAX CONSEQUENCES
   At the time a DIU is exercised, the participant will recognize ordinary income in the form of compensation, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the value of the Common Share transferred to the participant.

                        DISCLOSURE OF BENEFITS
                        -----------------------

The benefits to be received under the 1995 Stock Option Plan and the 1995 Dividend Increase Unit Plan are generally not determinable because all awards are within the discretion of the Committee and the ultimate value of the awards is dependent upon the performance of the Company. The awards made under the plans for the Company's last fiscal year are outlined in the following table.


                                        Stock Option     Dividend Increase
                                        ------------     ----------------
                                        Grants in 1997   Unit Awards in 1997
                                        --------------   -------------------
                                             (#)                 (#)
                                        --------------   -------------------

 Executive Officer Group (1)              134,350          134,350
 Non-Executive Officer Employee Group     211,658          211,658


(1) Represents awards made to the named executive officers of the Company as disclosed in detail above under "Compensation of Executive Officers"


                  APPOINTMENT OF AUDITORS

    The Company's consolidated financial statements for the fiscal year ended December 31, 1997, were audited by KPMG Peat Marwick LLP ("KPMG"). The Company has selected KPMG as its independent auditors for the fiscal year ending December 31, 1998. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

              SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 1998 annual meeting of the shareholders must set forth such proposal in writing and file it with the Secretary of the Company on or before November 19, 1998. The Board of Directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 1998 proxy solicitation materials or consideration at the 1999 annual meeting.

                    SECTION 16(a) BENEFICIAL OWNERSHIP
                           REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange
Commission. Based on a review of these forms, the Company believes that during 1997 all of its officers, directors and greater than 10% beneficial owners timely filed the forms required under Section 16(a) with one exception:
Mr. Baur filed a late Form 3 reporting his beneficial ownership in the Company after his election to the Company's Board of Directors.

                       ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended
December 31, 1997 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                       OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
Whether or not you attend the meeting, you are urged to execute and return the proxy.

                             For the Board of Directors,
                             [Signature]
                             John W. Wynne
                             CHAIRMAN

March 23, 1998
                         -    20 -

                             EXHIBIT A

                 1995 KEY EMPLOYEES' STOCK OPTION PLAN
                 -------------------------------------
                                 OF
                                 --
                     DUKE REALTY INVESTMENTS, INC.
                     -----------------------------


                               ARTICLE I

                             INTRODUCTION

     1.1. Purpose.  The 1995 Key Employees' Stock Option Plan of Duke Realty
          --------
Investments, Inc. (the "Plan") is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the granting of (i) incentive stock options ("ISO's") and (ii) nonqualified stock options
("NSO's").

       1.2. Effective Date and Duration.  The Effective Date of the Plan is
            ----------------------------
October 1, 1995. Options may be granted under the Plan for a period of ten (10) years commencing October 1, 1995;
however, no options may be exercised until this Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No options shall be granted after September 30, 2005. Upon that date, the Plan shall expire except as to outstanding options, which options shall remain in effect until they have been exercised or terminated or have expired. ISO's must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier.

  1.3. Administration.  The Plan shall be administered by the Committee.
       ---------------
The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's; (ii) to determine the employees to be granted
ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite
1200, Indianapolis, Indiana 46240-2182.

     1.4. Definitions.  For purposes of this Plan, unless a different
          -----------
meaning is clearly required by the context:

         (a)  "Board of Directors" means the board of directors of the Company.

         (b) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two
(2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

          (c)  "Code" means the Internal Revenue Code, as amended.

          (d) "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

          (e)  "Company" means Duke Realty Investments, Inc.

          (f)  "Effective Date" means October 1, 1995.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h)  "Fair Market Value" means the per share
closing price for the Company's common stock on the New
York Stock Exchange on the date of determination.

          (i)  "For Cause" means (i) the willful and
continued failure of an optionee to perform his required duties as an officer or employee of the Company or any Subsidiary, (ii) any action by an optionee which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of an optionee, (iv) the conviction of an optionee of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by an optionee of a material term, condition or covenant of any agreement between the optionee and the Company or any Subsidiary.

          (j)  "Permanent and Total Disability" or
"Permanently and Totally Disabled" means any disability that would qualify as a disability under Code Section
22(c)(3).

          (k)  "Plan" means the stock option plan
embodied herein, as amended from time to time, known as the 1995 Key Employees' Stock Option Plan of Duke Realty
Investments, Inc.

          (l) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange
Act with respect to transactions involving equity securities of the Company.

          (m)  "Subsidiary" or "Subsidiaries" means a
corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other
Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.


                       ARTICLE II
                       -----------

                ELIGIBILITY AND PARTICIPATION
                -----------------------------

     Officers and other key employees of the Company or of any of its Subsidiaries, as selected by the Committee, shall be eligible to receive grants of ISO's and NSO's under the Plan. Committee members shall not be eligible to receive grants of options under the Plan while serving as Committee members.

                       ARTICLE III
                       ----------

                        BENEFITS
                        --------

     3.1. Shares Covered by the Plan.  The stock to be subject to options
          --------------------------
under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares
(including shares purchased in the open market), or a combination of the two, or shares which are not issued in connection with the Duke Realty Services Limited Partnership
1993 Stock Option Plan, as the Committee may from time to time determine. Subject to the provisions of Section 4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed (i) Five Hundred Fifty-Eight Thousand
Four Hundred (558,400) shares and (ii) the number of shares authorized under the Duke Realty Services Limited Partnership
1993 Stock Option Plan that become available due to the lapse, forfeiture or other termination of stock options granted under such plan. Provided, however, the total number of shares to be delivered upon exercise of the options granted under the Plan under clause (ii) of the previous sentence shall not exceed
Four Hundred Thousand (400,000) shares. Shares covered by an option that remains unpurchased upon the expiration or termination of the option may be made subject to further options.

     3.2. Grant of Options. The Committee shall be responsible for granting
          ----------------
all options under the Plan. The Committee shall also determine, in its sole discretion, with respect to each optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two.
Provided, however, notwithstanding any other Plan provison, during any calendar year, no optionee shall be granted options to acquire more than twenty five thousand
(25,000) shares of Company stock.

     3.3. Option Price.
          ------------

          (a)  ISO Option Price.  The option price per share of stock under
               ----------------
each ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted; provided, however, as to officers and key employees who, at the time an ISO is granted, own, within the meaning of Code Section 425(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (referred to as "Shareholder-Employees"), the purchase price per share of stock under each ISO shall be not less than one hundred ten percent (110%) of the Fair Market
Value of the stock on the date on which the option is granted.

          (b)  NSO Option Price.  The option price per share of stock under
              -----------------
each NSO shall be determined by the Committee in its discretion;
provided, however, the option price per share shall not be less than one hundred percent (100%) of the Fair Market
Value of the share on the date on which the option is granted.

     3.3. Option Period.  No option period shall exceed ten (10) years;
          -------------
provided, however, the option period with respect to ISO's granted to Shareholder-Employees shall not exceed five (5) years.

     3.4. Special Calendar Year Limitation on Shares Subject to ISO's.
          -----------------------------------------------------------
The aggregate Fair Market Value (determined at the time of the grant of the ISO's) of the stock with respect to which ISO's are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of incentive stock options of the Company or any of its Subsidiaries) shall not exceed One Hundred Thousand
Dollars ($100,000.00).

     3.5. Sequence of Exercising Incentive Stock Options.
          ----------------------------------------------
Any ISO granted to an employee pursuant to the Plan shall be exercisable even if there are outstanding previously granted but unexercised ISO's with respect to such employee.

     3.7  Vesting of Options.  All options granted under the Plan shall
          ------------------
vest, and thereby become exercisable at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the option shall vest.

 3.8  Vesting on Change in Control or Death, Retirement or Disability of
      -----------------------------------------------------------------
Optionee. Notwithstanding the provisions of Section 3.7, in the event of a Change in Control of the Company or upon the death, Permanent and Total Disability or retirement on or after attaining age sixty-five (65) of the optionee, any options granted under this Plan may be exercised in full without regard to any restrictions on the vesting of the options contained in the option agreement between the Company and the optionee.

     3.9. Early Termination of Option.
          ---------------------------
          (a)  Termination of Employment.  All rights to exercise an option
               -------------------------
shall terminate ninety (90) days after the effective date of the optionee's termination of employment with the Company and its Subsidiaries, but not later than the date the option expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability or death of the optionee. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (a).

          (b)  For Cause Termination.  If an optionee's employment with the
               --------------------
Company and its Subsidiaries is terminated For Cause, no previously unexercised option granted hereunder may be exercised. Rather, all unexercised options shall terminate effective on the date the optionee receives notice of his termination For Cause.

          (c)  Permanent and Total Disability or Death of Optionee. If an
               ---------------------------------------------------
optionee's employment terminates due to Permanent and Total Disability or death, his option shall terminate one (1) year after termination of his employment due to his Permanent and Total Disability or death (but not later than the date the option expires pursuant to its terms). During such period, subject to the limitations of this Plan and the option agreement between the Company and the optionee, the optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. Notwithstanding the foregoing, in the case of an ISO, such option shall be exercisable as an ISO only during the three (3) month period immediately following the optionee's death and in no event later than the date specified in the stock option agreement. During the remainder of such one (1) year period, the option may be exercised as an NSO.

     3.10.     Payment for Stock. Full payment for shares purchased hereunder
               -----------------
shall be made at the time the option is exercised. Payment
may be made by delivering to the Company (a) cash; (b) at
the discretion of the Committee, whole shares of common
stock of the Company ("Delivered Stock") which (i) has
been owned by the optionee for more than six (6) months
and has been paid for, within the meaning of SEC Rule 144
(and, if such stock was purchased from the Company by use
of a promissory note, such note has been fully paid with
respect to such stock), or (ii) was obtained by the
optionee in the public market or otherwise
than through the exercise of an option under this Plan or
under any other stock option plan involving Company stock;
(c) at the discretion of the Committee, a combination of
cash and Delivered stock; or (d) provided that a public
market for the Company's common stock exists, (i) through
a "same day sale" commitment from the optionee and a
broker-dealer that is a member of the National Association
of Securities Dealers ("NASD Dealer") whereby the optionee
irrevocably elects to exercise the option and to sell a
portion of the common stock so purchased in order to pay
the option price, and whereby the NASD Dealer irrevocably
commits upon receipt of such stock to forward the option
price directly to the Company; or (ii) through a "margin"
commitment from the optionee and an NASD Dealer whereby
the optionee irrevocably elects to exercise the option and
to pledge the stock so purchased and to the NASD Dealer in
a margin account as security for a loan from the NASD
Dealer in the amount of the option price and Whereby the
NASD Dealer irrevocably commits upon receipt of such stock
to forward the option price directly to the Company.
Delivered Stock shall be valued by the Committee at its
Fair Market Value determined as of the date of the
exercise of the option. No shares shall be issued until
full payment for them has been made, and an optionee shall
have none of the rights of a shareholder with respect to
any shares until they are issued to him. Upon payment of
the full purchase price, and any required withholding
taxes, the Company shall issue a certificate or
certificates to the optionee evidencing ownership of the
shares purchased pursuant to the exercise of the option
which contain(s) such terms, conditions and provisions as
may be required and as are consistent with the terms,
conditions and provisions of the Plan and the stock option
agreement between the Company and the optionee.
     3.11.     Income and Employment Tax Withholding.
               ------------------------------------
          (a)  Payment by Optionee.  The optionee shall be solely
               -------------------
responsible for paying to the Company all required federal, state, city and local taxes applicable to his (i) exercise of an NSO under the Plan and (ii) disposition of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition of the shares under Code Section
422(a)(1).

          (b)  NSO Withholding With Company Stock. Notwithstanding the
               ----------------------------------
provisions of subsection (a), with respect to stock to be issued pursuant to the exercise of an NSO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the NSO by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the NSO or accept delivery from the optionee of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that retention or delivery.

          (c)  ISO Disqualifying Disposition Withholding with Company
               ------------------------------------------------------
Stock. Notwithstanding the provisions of subsection (a), with respect to shares of stock to be issued pursuant to the exercise of any ISO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the disqualifying disposition of the shares under Code Section 422(a)(1) by having the Company accept delivery from the optionee of shares of stock having a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that delivery.

    3.11.     Notice of Disqualifying Disposition.  Any ISO granted hereunder
              -----------------------------------
shall require the optionee to notify the Committee of any disposition of any stock issued pursuant to the exercise of the ISO under the circumstances described in Section
421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

                           ARTICLE IV
             PLAN ADMINISTRATION AND INTERPRETATION
             --------------------------------------

     4.1. Amendment and Termination.  The Board of Directors or the Committee
          -------------------------
may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule
16b-3 or any successor safe harbor rule promulgated under the Exchange Act ), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as provided in Section 4.2; (b) decrease the minimum option price, except as provided in Section 4.2;
(c) permit any Committee member to become eligible to receive grants of options under the Plan; (d) withdraw administration of the Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised;
(f) change the manner of determining the option price; or (g) change the class of individuals eligible for options under the Plan.

     4.2. Changes in Stock.
          -----------------
          (a)  Substitution of Stock and Assumption of Plan. In the event
               --------------------------------------------
of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection (a), no adjustment shall be made which would operate to reduce the option price of any ISO below the Fair Market Value of the stock (determined on the date the option was granted) which is subject to an ISO.

     (b)  Conversion of Stock.  In the event of a Change in Control of
          -------------------
the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option, shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right to purchase (i) that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair
Market Value, as of the date of such Change in Control, of the shares of common stock of the Company theretofore subject to his option, and (ii) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of common stock of the Company previously optioned to the optionee.

     4.3. Information to be Furnished by Optionees. Optionees, or any other
          ----------------------------------------
persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each optionee, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

    4.4. Employment Rights.  Neither the Plan nor any stock option
         -----------------
agreement executed under the Plan shall constitute a contract of employment and participation in the Plan will not give an optionee the right to be rehired or retained in the employ of the Company, nor will participation in the Plan give any optionee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     4.5. Evidence.  Evidence required of anyone under the Plan may be by
          --------
certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    4.6. Gender and Number.  Where the context admits, words in the
         -----------------
masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     4.7. Action by Company.  Any action required of or permitted by the
          -----------------
Company under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

     4.8. Controlling Laws.  Except to the extent superseded by laws of the
          ----------------
United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

     4.9. Mistake of Fact.  Any mistake of fact or misstatement of fact
          ---------------
shall be corrected when it becomes known and proper adjustment made by reason thereof.

     4.10.Severability.  In the event any provisions of the Plan shall be
          ------------
held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     4.11.Effect of Headings.  The descriptive headings of the sections of
          ------------------
this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

     4.12.Nontransferability.  No option shall be transferable, except by
          ------------------
the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     4.13.Liability.  No member of the Board of Directors or the Committee
          ---------
or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. Each optionee, in the stock option agreement between him and the Company, shall agree to release and hold harmless the Company, the Board of Directors, the Committee and all officers and employees of the Company and its Subsidiaries from and against any tax liability, including without limitation interest and penalties, incurred by the optionee in connection with his participation in the Plan.

     4.14.Investment Representations.  Unless the shares subject to an
          --------------------------
option are registered under the Securities Act of 1933, each optionee, in the stock option agreement between the Company and the optionee, shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution of those shares. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing this restriction.

     4.15.Use of Proceeds.  The proceeds received by the Company from the
          ---------------
sale of stock pursuant to the Plan will be used for general corporate purposes, including without limitation the purchase by the Company of additional limited partnership units in Duke
Realty Limited Partnership.

                                        DUKE REALTY INVESTMENTS, INC.
DATED: October 26, 1995                 By:  /s/ Thomas L. Hefner
                                            -------------------------
                                            Thomas L. Hefner, President and
                                            Chief Executive Officer

                       AMENDMENT ONE TO THE 1995
                  KEY EMPLOYEES' STOCK OPTION PLAN OF
                     DUKE REALTY INVESTMENTS, INC.


     This Amendment One to the 1995 Key Employees' Stock
Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 25th day of August, 1997 by Duke
Realty Investments, Inc. ("Company"), effective as of the dates specified herein;

                        WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors ("Board") or the Executive Compensation
Committee thereof ("Committee"); and

     WHEREAS, the Board has approved a two (2) for one (1) stock split of the Company's common stock effective as of August 25, 1997, with respect to all shareholders of record as of August 18, 1997; and

     WHEREAS, the Plan currently provides that the maximum number of shares to be delivered upon the exercise of all options thereunder shall not exceed five hundred fifty-eight thousand four hundred (558,400) shares; and

     WHEREAS, the two (2) for one (1) stock split requires that the maximum number of shares to be delivered upon the exercise of all options under the Plan be increased, on a two (2) for one (1) basis;

     WHEREAS, the Committee has determined to amend the Plan in certain additional respects; and

     WHEREAS, the Committee has approved and adopted this Amendment
One;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under Section 4.1 of the Plan, the Plan is hereby amended, effective as of the dates specified herein, in the following particulars:

     1. By substituting the following for Section 1.3 of the Plan effective as of October 1, 1995:

  "1.3.Administration.  The Plan shall be administered by
       --------------
  the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's;
  (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of
  Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to permit, in its discretion, the limited transferability of NSO's granted to an optionee; (vii) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (viii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events , if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section
  422 of the Internal Revenue Code of 1986, as amended
  (the "Code"). The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200,
  Indianapolis, IN  46240-2182.

2. By substituting the following for Section 3.1 of the Plan effective as of August 25, 1997:

      "3.1.    Shares Covered by the Plan.   The stock to be
               --------------------------
  subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, or shares which are not issued in connection with the Duke Realty Services Limited Partnership 1993 Stock Option Plan, as the Committee may from time to time determine. Subject to the provisions of Section
  4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed (i) one million one hundred sixteen thousand eight hundred (1,116,800) shares and (ii) the number of shares authorized under the Duke Realty Services Limited Partnership 1993 Stock Option Plan that become available due to the lapse, forfeiture or other termination of stock options granted under such plan. Provided, however, the total number of shares to be delivered upon exercise of the options granted under the Plan under clause (ii) of the previous sentence shall not exceed eight hundred thousand (800,000) shares. Shares covered by an option that remains unpurchased upon the expiration or termination of the option may be made subject to further options."

3. By substituting the following for Section 3.2 of the Plan effective as of August 25, 1997:

     "3.2.    Grant of Options.  The Committee shall be
               ----------------
  responsible for granting all options under the Plan.
  The Committee shall also determine, it is sole discretion, with respect to each optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two. Provided, however, notwithstanding any other Plan provision, during any calendar year, no optionee shall be granted options to acquire more than fifty thousand (50,000) shares of Company stock."

4. By substituting the following for Section 3.7 of the Plan effective as of October 1, 1995:

       "3.7   Vesting of Options.  All options granted under
              ------------------
  the Plan shall vest, and thereby become exercisable,
   at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the option shall vest. The Committee may, in its sole discretion, amend such schedule in a manner which causes options previously granted under the Plan to vest under a more rapid schedule. The Committee shall not amend such schedule to provide for the slower vesting of any options previously granted under the Plan."

5. By adding the following sentence to the end of Section 3.10 of the Plan effective as of October 1, 1995:

     "For purposes of this Section 3.10, payment for shares purchased hereunder may be delivered to the Company through such attestation or certification procedures as may be established by the Committee from time to time in its sole discretion."

6. By substituting the following for Section 4.12 of the Plan effective as of October 1, 1995:

       "4.12.    Nontransferability.
                  ------------------
       (a) No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the optionee in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

       (b) Notwithstanding the provisions of subsection (a), the Committee may, in its sole discretion, permit the transfer of NSO's by an optionee to: (i) the spouse, child or grandchildren of the optionee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners, (collectively, "Eligible Transferees"). Provided that, in the event the Committee permits the transferability of NSO's granted to the optionee, the Committee may subsequently, in its discretion, restrict the ability of the optionee to transfer NSO's granted to the Optionee thereafter. An option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. ISO's granted under the Plan shall be nontransferable.

      (c) In the event that the Committee, in its sole discretion, permits the transfer of NSO's by an optionee to an Eligible Transferee under this Section 4.12, the options transferred to the Eligible Transferee must be exercise by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the optionee or, in the event of the optionee's death, the executor or administrator of the optionee's estate, could have exercised such options. The optionee, or in the event of optionee's death, the optionee's estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an NSO by an Eligible Transferee."

     7.   All other provisions of the Plan shall remain the same.

 IN WITNESS WHEREOF, Duke Realty Investments, Inc., by its officers thereunder duly authorized, has executed this Amendment One to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. this 25th day of August,
 1997, but effective as of the dates specified herein.


                                  DUKE REALTY INVESTMENTS, INC.


                                  By:  /s/ Thomas L. Hefner
                                  -------------------------
                                  Thomas L. Hefner, President and
                                  Chief Executive Officer

                      AMENDMENT TWO TO THE 1995
                 KEY EMPLOYEES' STOCK OPTION PLAN OF
                    DUKE REALTY INVESTMENTS, INC.
                -----------------------------------


     This Amendment Two to the 1995 Key Employees' Stock
Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 29th day of January, 1998 by Duke
Realty Investments, Inc. ("Company"), effective as of the date specified herein;

                      W I T N E S S E T H:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters by action of the Executive
Compensation Committee of the Board of Directors
("Committee"); and
     WHEREAS, the Committee has approved an increase in the maximum number of shares to be delivered upon the exercise of options thereunder by 2,500,000 shares; and
     WHEREAS, the Committee has approved and authorized this Amendment Two;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under Section 4.1 of the Plan, the Plan is hereby amended, effective as of January 1, 1998, by substituting the following for the phrase "(i) one million one hundred sixteen thousand eight hundred (1,116,800) shares and" where that phrase appears in Section 3.1 of the Plan:

          "(i) three million six hundred sixteen thousand eight hundred (3,616,800) shares, for years beginning on or after January 1, 1998 and"

   IN WITNESS WHEREOF, Duke Realty Investments, Inc. has executed this Amendment Two to the 1995 Key Employees' Stock Option
Plan of Duke Realty Investments, Inc. this 29th day of
January, 1998, but effective as of January 1, 1998.

                              DUKE REALTY INVESTMENTS, INC.


                              By:      /s/ Dennis D. Oklak
                              Dennis D. Oklak, Executive Vice President
                                    and Chief Administrative Officer

                              EXHIBIT B


                   1995 DIVIDEND INCREASE UNIT PLAN
                                  OF
               DUKE REALTY SERVICES LIMITED PARTNERSHIP


                               ARTICLE I

                             INTRODUCTION
                              -------------
     1.1. Purpose. The 1995 Dividend Increase Unit Plan of Duke Realty Services
          -------
Limited Partnership (the "Plan") is designed to retain selected officers and key employees of the Partnership and to encourage the growth of the Partnership and its Affiliates.

     1.2. Effective Date.  The Effective Date of the Plan is October 1, 1995.
          --------------
Provided, however, the Committee may, in its discretion, grant Units under the Plan the terms of which provide that the effective date of the grant is on or after January 1, 1995.

     1.3. Administration.  The Plan shall be administered by the Committee. The
          --------------
Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone
Crossing, Suite 1200, Indianapolis, Indiana  46240-2182.

     1.4  Definitions.  For purposes of this Plan, unless a different meaning is
          -----------
clearly required by the context:

          (a) "Affiliate" or "Affiliates" means (i) any general partner of the Partnership, (ii) any entity which owns a majority of the ownership interests of the Partnership, (iii) any entity that owns a majority of the ownership interests of an entity described in clause
(i) or (ii) or an Affiliate of any such entity, or (iv) any Subsidiary.

          (b) "Board of Directors" means the board of directors of Duke Services, Inc.

          (c) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the board of directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's board of directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section
  16 Grantees.
          (d)  "Code" means the Internal Revenue Code, as amended.
          (e) "Committee" means the Executive Compensation Committee of the board of directors of the Company.
          (f)  "Company" means Duke Realty Investments, Inc.
          (g)  "Effective Date" means October 1, 1995.
          (h)  "Exchange Act" means the Securities Exchange Act of
1934, as amended.
          (i)  "For Cause" means (i) the willful and
continued failure of a Participant to perform his required duties as an officer or employee of the Partnership or any Affiliate, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Partnership or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Partnership or any Affiliate.
   (j)  "Participant" means an officer or key
employee who is designated to participate in the Plan as provided in Article II.
   (k)  "Partnership" means Duke Realty Services Limited
Partnership.
   (l) "Permanent and Total Disability" means any disability that would qualify as a disability under Code
Section 22(e)(3).
   (m)  "Per Share Value" means the per share New
York Stock Exchange closing price for the Company's common stock on the date of determination.
   (n) "Plan" means the dividend increase plan embodied herein, as amended from time to time, known as the 1995
Dividend Increase Unit Plan of Duke Services Limited
Partnership.
    (o) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange
Act with respect to transactions involving equity securities of the Company.
    (p)  "Subsidiary" or "Subsidiaries" means a
corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the Partnership, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

   (r)  "Unit" means a dividend increase unit
granted under Section 3.1.
     1.5. Shares Covered by the Plan.  The stock which may be issued under the
          --------------------------
Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section
5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall not exceed One Hundred Thousand (100,000) shares.
Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units.


                             ARTICLE II

                     ELIGIBILITY AND PARTICIPATION
                     ------------------------------
     Participation in the Plan is limited to those officers and key employees of the Partnership and its Affiliates who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to receive grants of Units under this Plan while serving as Committee members. A designated employee will become a Participant in the Plan as of the later of the Effective Date or the date specified by the Committee.


                             ARTICLE III

                              Benefits
                              ---------
     3.1. Grant of Units.  The Committee, in its sole discretion, may grant one
          --------------
(1) or more Units to a Participant upon his entry into the Plan. The Committee, in its sole discretion, may also grant additional Units to a Participant at any time after the initial grant. Provided, however, notwithstanding any other Plan provision, during any calendar year, no Participants shall be granted more than twenty five thousand (25,000) Units.

     3.2. Exercise of Units. A Participant may exercise his Units subject to the
          -----------------
following requirements:

          (a)  Vesting of Units: A Participant must be vested in a Unit in order
               ----------------
for that Unit to be exercised.  For this purpose, the Committee will specify the vesting schedule for each Unit it grants at the time of
the grant.  Notwithstanding the foregoing, a Participant will, as of the date of a Change in Control of the Company or his termination of employment due to Permanent and Total Disability, retirement on or after attaining age sixty-
five (65) or death, become fully vested in all Units that have been granted to him.
          (b)  Timing of Exercise:  A Unit must be exercised on or before the
               ------------------
tenth anniversary of the date on which it was granted. If not exercised on or before that date, the Unit will expire and be forfeited.

          (c)  Prior Exercise of Stock Options.  Units may be exercised only to
               -------------------------------
the extent that the same or a greater number of shares of the Company's common stock have been acquired by the Participant through the exercise of a stock option which was granted under the 1995 Key Employees' Stock Option
Plan of Duke Realty Investments, Inc. (the "Stock Option
Plan") on the same date on which the Units were granted.
Such acquisition may have been prior to or simultaneous with the exercise of such Units. For example, if a Participant was granted an option under the Stock Option
Plan to acquire five hundred (500) shares of the Company's stock on the same date he was granted two hundred (200)
Units under the Plan, the Participant may not exercise the two hundred (200) Units granted hereunder until he has acquired at least two hundred (200) shares of stock under that stock option grant. Thus, if the Participant has acquired (or simultaneously acquires with his exercise of the Units) one hundred (100) shares under that stock option grant, he may at any time on or after the date of such acquisition exercise up to one hundred (100) Units hereunder, as long as all the other Plan conditions and limitations have been satisfied with respect to such exercise, including the satisfaction by the Participant of the vesting requirements applicable to the Units desired to be exercised. Shares of Company stock acquired by the exercise of an option granted under the Stock Option Plan on a date other than the date on which the Units were granted hereunder may not be used as a basis for the exercise of such Units.

          (d)  Prior Notice of Exercise.  The Participant must notify the
               ------------------------
Committee of his intent to exercise a Unit by completing an election form authorized by the Committee and filing such form with the Committee at least ten (10) business days prior to the requested exercise date.

          (e)  Termination of Employment.  All rights to exercise a Unit shall
               -------------------------
terminate ninety (90) days after the effective date of the Participant's termination of employment with the Partnership and its Affiliates, but not later than the date the Unit expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability or death of the Participant. Transfer of employment from the Partnership to an Affiliate, or vice versa, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (e). However, if a Participant's employment terminates due to Permanent and Total Disability or death, his right to exercise his Units shall expire one (1) year after his termination of employment (but not later than the date the Unit expires pursuant to its terms). During such period, subject to the limitations of this Plan and the Unit grant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Unit in full.

          (f)  For Cause Termination.  If a Participant's employment with the
               --------------------
Partnership and its Affiliates is terminated For Cause, no previously unexercised Unit granted hereunder may be exercised. Rather, all unexercised Units shall terminate effective on the date the Participant receives notice of his termination For
Cause.

          (g)  Withholding of Taxes.  Each Participant shall be solely
               --------------------
responsible for, and the Partnership will withhold from any amounts payable under this Plan, all legally required federal, state, city and local taxes. The Committee, in its discretion and subject to such rules as it may adopt, may permit a Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with his exercise of Units by having the Partnership retain shares of stock which would otherwise be issued in connection with the exercise of the Units or accept delivery from the Participant of shares of Company stock which have a value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that retention or delivery.

     3.3. Calculation of Unit Value.  Upon the exercise date, the Unit or Units
          -------------------------
being exercised will be valued for all purposes under this Plan in accordance with the following formula. First, the Per Share Value of a share of the Company's common stock as of the effective date on which the Unit was granted will be determined. Second, the quarterly cash dividend rate per share of the Company's common stock most recently declared prior to the effective date of the grant will be determined and annualized
(multiplied by four). Third, that annualized cash dividend will be divided by the Per Share Value on the effective date of the grant to set the grant date dividend yield.
Fourth, the quarterly cash dividend rate per share of the Company's common stock which was most recently declared on or before the exercise date will be determined and annualized (multiplied by four). Fifth, the annualized cash dividend on the effective date of the grant (as determined under the second step) will be subtracted from the annualized dividend on the exercise date (as determined under the fourth step) to determine the increase in the annualized cash dividend. Sixth, the amount of the increase (as determined under the fifth step) will be divided by the grant date dividend yield (as determined under the third step) to establish the Unit's value on the exercise date. For all purposes of this Plan, if there is no Per Share Value for Company stock on the date on which an event which requires the stock to be valued, the per share value shall be the Per Share Value for Company stock on the trading date immediately preceding the date on which the stock is required to be valued.

    For example, if the Per Share Value of a share of Company stock on the effective date of a Unit's grant was $30.00, the quarterly dividend rate on the date of grant was $0.49 and the quarterly dividend rate on the date of exercise was $0.55, then the Unit's value at exercise would be $3.67, determined under the six steps in the preceding paragraph as follows:

       (1) $30.00        [NYSE Closing Price on Date of Grant]
       (2) $1.96   [$0.49 (Company's Quarterly Cash Dividend on
Date of Grant) x 4]
       (3) 6.5333% [ (2) , (1) ]
       (4) $2.20   [$0.55 (Company's Quarterly Cash Dividend on
Date of Exercise) x 4]
       (5) $0.24   [$2.20 - $1.96 = Increase in Annualized Cash Dividend]
       (6) $3.67   [ (5) , (3) ]

If the Participant had been granted one hundred (100) Units and he exercised all of those Units, he would be entitled to receive whole shares of Company common stock with a value of $367 based on the Per Share Value on the date of exercise. (The number of shares to be distributed is described under Section 4.2.)

                               ARTICLE IV

                              DISTRIBUTIONS
                              -------------

     4.1. Time of Payment.  The Partnership will pay to each Participant the
          ---------------
value of the Unit or Units, rounded to the nearest whole share of Company common stock, with respect to which a proper and timely election has been made. Such payment shall be made as soon as practicable following the exercise date.

     4.2. Manner of Payment.  Distribution of a Participant's benefit under
          -----------------
Section 4.1 will be made in a single lump sum in the form of whole shares of Company common stock. The number of shares to be issued under this Section 4.2 will be based on the Per
Share Value on the exercise date of the Units.
For example, if the Per Share Value on
the date of exercise was $50.00 and the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $367.00, the Participant would be entitled to receive seven (7) shares of Company stock (367 , 50 = 7.34). On the other hand, if the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $380.00, the Participant would be entitled to receive eight (8) shares of Company stock ($380 , 50 = 7.60).

     4.3. Distribution on Change of Control.  Notwithstanding any other Plan
          ---------------------------------
provision to the contrary, each Participant will be entitled to receive, within ninety (90) days of a Change in Control of the Company, a lump sum payment, in cash, of the value of his Units determined under Section 3.3 as of the date of the Change in Control of the Company. Provided, however no distribution under the Plan shall be made to a Participant who is a Section 16 Grantee as a result of a Change in Control of the Company until six (6) months from the date on which the Units were granted to the Participant. This limitation shall not apply if the Section 16 Grantee dies or incurs a mental or physical disability which, in the opinion of the Committee, renders the Section 16 Grantee unable or incompetent to carry out the job responsibilities which such Section 16 Grantee held or the tasks to which such Section 16 Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or of an indefinite duration.


                         ARTICLE V

                       MISCELLANEOUS
                      --------------

     5.1. Amendment or Termination.  The Board of Directors or the Committee
          ------------------------
may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule
16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan but may not, without the consent of the holder of a Unit, make any alteration which would adversely affect a Unit previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares which could be issued pursuant to the exercise of Units under the Plan, except as provided in Section 5.2; (b) permit any Committee member to become eligible to receive grants of Units under the Plan; (c) withdraw administration of the Plan from the Committee or the Board of Directors; (d) extend the term of the Plan or the maximum period during which any Unit may be exercised; (e) change the manner of calculating the value of Units; or (f) change the class of individuals eligible for the grant of Units under the Plan.

     5.2. Changes in Stock.
          ----------------
     (a)  Substitution of Stock and Assumption of Plan.  In the event of any
          --------------------------------------------
change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as a result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares to be distributed under the Plan and in the calculation of a Unit's value provided in Section 3.3. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Partnership shall not, and shall not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Affiliates as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as its pertains to Units theretofore granted but unexercised and agrees to assume and perform the obligations of the Partnership hereunder.

       (b)  Conversion of Stock.  In the event of a Change in Control of the
            -------------------
Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding Unit, shall, automatically, by virtue of such
Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the
Successor, and the calculation of a Unit's value shall be
correspondingly adjusted, so that, by virtue of such Change in
Control of the Company, each Participant shall have the right to receive that number of shares of common stock of the Successor which have a fair market value equal, as of the date of such Change in
Control of the Company, to the fair market value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company to which the Units relate.
     5.3. Information to be Furnished by Participants.  Participants, or any
          -------------------------------------------
other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     5.4. Employment Rights.  The Plan does not constitute a contract of
          -----------------
employment and participation in the Plan will not give a Participant the right to be rehired or retained in the employ of the Partnership, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     5.5. Evidence.  Evidence required of anyone under the Plan may be by
          --------
certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.6. Gender and Number.  Where the context admits, words in the masculine
          -----------------
gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     5.7. Action by Partnership.  Any action required of or permitted by the
          ---------------------
Partnership under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

     5.8. Controlling Laws.  Except to the extent superseded by laws of the
          ----------------
United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

     5.9. Mistake of Fact.  Any mistake of fact or misstatement of fact shall be
          ---------------
corrected when it becomes known and proper adjustment made by reason thereof.

     5.10. Severability.  In the event any provisions of the
           ------------
Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     5.11. Effect of Headings. The descriptive headings of the sections of this
          ------------------
Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

     5.12. Nontransferability.  No Unit shall be transferable, except by the
          -----------------
Participant's will or the law of descent and distribution. During the Participant's lifetime, his Unit shall be exercisable (to the extent exercisable) only by him. The Unit and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     5.13.Liability.  No member of the Board of Directors or the Committee or
          ---------
any officer or employee of the Partnership or its Affiliates shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Partnership, the Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

     5.14.Funding.  Benefits payable under this Plan to a Participant or to a
          --------
beneficiary will be paid by the Partnership from its general assets. Shares of the Company stock to be distributed hereunder shall be acquired by the Partnership either directly from the Company, on the open market or a combination thereof. The Partnership is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Partnership may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Partnership and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Partnership.

                              DUKE REALTY SERVICES LIMITED PARTNERSHIP


Dated:October 26, 1995        By:   /s/ David R. Mennel
                              -----------------------------
                              David R. Mennel, President of
                              Duke Services, Inc., its
                              General Partner

                       AMENDMENT ONE TO THE 1995
                    DIVIDEND INCREASE UNIT PLAN OF
               DUKE REALTY SERVICES LIMITED PARTNERSHIP
               ----------------------------------------


     This Amendment One to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership ("Plan") is hereby adopted this 25th day of August, 1997 by Duke Services, Inc. as the sole general partner of Duke Realty Services Limited Partnership ("Company"), effective as of the date specified herein;
                   W I T N E S S E T H:
     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
     WHEREAS, pursuant to Section 5.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors ("Board"); and
     WHEREAS, the Board has approved a two (2) for one (1) stock split of the Company's common stock effective as of August 25, 1997, with respect to all shareholders of record as of August 18, 1997; and
     WHEREAS, the Plan currently provides that the maximum number of shares to be delivered upon the exercise of Units thereunder shall not exceed one hundred thousand
(100,000) shares; and
     WHEREAS, the two (2) for one (1) stock split requires that the maximum number of shares to be delivered upon the exercise of Units under the Plan be increased, on a two
(2) for one (1) basis;
  WHEREAS, the Board has determined to amend the Plan in certain additional respects; and
  WHEREAS, the Board has approved and adopted this Amendment One;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under Section 5.1 of the Plan, the Plan is hereby amended, effective as of the dates specified herein, in the following particulars:

     1. By substituting the following for Section 1.5 of the Plan effective as of August 25, 1997:

          "1.5. Shares Covered by the Plan.  The stock which may be issued
                --------------------------
     under the Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall not exceed Two
     Hundred Thousand (200,000) shares. Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units."

          2. By substituting the following for Section 3.1 of the Plan, effective as of August 25, 1997:

       "3.1. Grant of Units.  The Committee, in its sole discretion, may grant
             --------------
     one (1) or more Units to a Participant upon his entry into the Plan. The Committee, in its sole discretion, may also grant additional Units to a Participant at any time after the initial grant. Provided, however, notwithstanding any other Plan provision, during any calendar year, no Participant shall be granted more than Fifty Thousand (50,000) Units."

     3. By substituting the following for Section 3.2(a) of the Plan effective as of October 1, 1995:

          "(a) Vesting of Units: A Participant must be vested in a Unit in order
               ----------------
     for that Unit to be exercised. For this purpose, the Committee will specify the vesting schedule for each Unit it grants at the time of the grant. In addition, the Committee may, in its sole discretion, amend such schedule in a manner which causes those units previously granted under the Plan to vest under a more rapid schedule. Provided, however, the Committee shall not amend such schedule to provide for the slower vesting of Units previously granted under the Plan. Notwithstanding the foregoing, a Participant will, as of the date of a Change in Control of the Company or his termination of employment due to Permanent and Total Disability, retirement on or after attaining age sixty-five (65) or death, become fully vested in all Units that have been granted to him."

     4.   All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke Services, Inc., as the sole general partner of Duke Realty Services Limited
Partnership, by its officers thereunder duly authorized, has executed this Amendment One to the 1995 Dividend
Increase Unit Plan of Duke Realty Services Limited
Partnership this 25th day of August, 1997, but effective as of the dates specified herein.

                          DUKE REALTY SERVICES LIMITED PARTNERSHIP
                          By:   /s/ David R. Mennel
                             -----------------------------------
                               David R. Mennel, President
                               of Duke Services, Inc., its
                               General Partner

                   AMENDMENT TWO TO THE 1995
                 DIVIDEND INCREASE UNIT PLAN OF
            DUKE REALTY SERVICES LIMITED PARTNERSHIP
            ----------------------------------------

     This Amendment Two to the 1995 Dividend Increase Unit
Plan of Duke Realty Services Limited Partnership ("Plan") is hereby adopted this 29th day of January, 1998 by Duke
Services, Inc. ("Company") as the sole general partner of Duke Realty Services Limited Partnership, effective as of the date specified herein;

                      W I T N E S S E T H:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

     WHEREAS, pursuant to Section 5.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Executive
Compensation Committee of the Board of Directors of Duke
Realty Investments, Inc. ("Committee"); and

     WHEREAS, the Committee has approved an increase in the maximum number of shares to be delivered upon the exercise of Units thereunder from 200,000 shares to 400,000 shares; and

     WHEREAS, the Committee has approved and authorized this Amendment Two;
     NOW, THEREFORE, pursuant to the authority reserved to the Company under Section 5.1 of the Plan, the Plan is hereby amended, effective as of January 1, 1998, by substituting the following for Section 1.5 of the Plan:

    "1.5. Shares Covered by the Plan.  The stock which may be
          --------------------------
issued under the Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5.2 and the provisions of this
Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall, effective as of January 1, 1998, be increased from a maximum of Two Hundred Thousand (200,000) shares to a maximum of Four Hundred Thousand (400,000) shares. Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units."

     IN WITNESS WHEREOF, Duke Services, Inc., as the sole general partner of Duke Realty Services Limited
Partnership, by its officers thereunder duly authorized, has executed this Amendment Two to the 1995 Dividend
Increase Unit Plan of Duke Realty Services Limited
Partnership this 29th day of January, 1998, but effective as of January 1, 1998.


                              DUKE REALTY SERVICES LIMITED
                              PARTNERSHIP By:  Duke
                              Services, Inc.


                              By:  /s/ Dennis D. Oklak
                                   -----------------------
                                    Dennis D. Oklak, Executive Vice President
                                     and Chief Administrative Officer

    PROXY         DUKE REALTY INVESTMENTS, INC.              PROXY
               8888 KEYSTONE CROSSING, SUITE 1200
                  INDIANAPOLIS, INDIANA 46240
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned hereby appoints Thomas L. Hefner, John W. Wynne and John R. Gaskin, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all Common Shares of Duke Realty Investments, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on April 23, 1998, at 10:00 a.m. and at any adjournment thereof.

           (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

/x/ Please mark your votes as in this example.

                   FOR ALL NOMINEES       WITHHOLD
                   LISTED AT RIGHT        AUTHORITY         NOMINEES:
                   (except as             to vote for       Geoffrey Button
                   indicated to the       nominee(s)        John D. Peterson
                   contrary below)        listed at right   Ngaire E. Cuneo
                                                            Darell E. Zink, Jr.
1. ELECTION OF
   DIRECTORS FOR A
   TERM OF THREE
   YEARS.                 / /                    / /

   For, except vote withheld from the following nominee(s):
   --------------------------------------------------------------------------
                                                        FOR  AGAINST  ABSTAIN
2.   PROPOSAL TO APPROVE AMENDMENT TO THE ARTICLES
     OF INCORPORATION TO INCREASE THE NUMBER OF
     DIRECTORS AUTHORIZED TO BE ELECTED TO FIFTEEN.    / /    / /     / /

3.   PROPOSAL TO APPROVE AMENDMENT TO THE 1995 STOCK
     OPTION PLAN TO INCREASE THE NUMBER OF SHARES
     AUTHORIZED FOR ISSUANCE BY 2,500,000 SHARES      / /    / /      / /

4.   PROPOSAL TO APPROVE AMENDMENT TO THE 1995
     DIVIDEND INCREASE UNIT PLAN TO INCREASE THE
     NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
     BY 200,000 SHARES                              / /    / /      / /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

The undersigned acknowledges receipt from Duke Realty Investments, Inc. prior to the execution of this proxy, a notice of the meeting, a proxy statement, and an annual report to shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE __________________________________________  DATE ___________________
SIGNATURE __________________________________________  DATE ___________________
                (SIGNATURE IF HELD JOINTLY)
NOTE: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 REVOCABLE PROXY